Exhibit 99.2

ISLEWORTH HEALTHCARE ACQUISITION CORP.

PROFORMA BALANCE SHEET

Unaudited

March 1, 2021

	March 1, 2021	Pro Forma Adjustments			As Adjusted
		(unaudited)			(unaudited)
Assets:
Current asset—cash	$1,021,900	$(250,000)	(c	)	$771.900
Prepaid expense and other current assets	653,884				653.884
Due from Sponsor	—	185,257	(c	)	185.257

Total current assets	1,675,784	(64,743)			1.611.041
Cash held in trust account	180,000,000	27,000,000	(a	)	207,000,000

Total Assets	$181,675,784	$26,935,257			$208,611,041

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	$29,514	—			$29,514
Promissory note – related party	64,743	(64,743)	(c	)	—

Total Liabilities	94,257	(64,743)			29,514

Commitments and Contingencies
Common stock subject to possible redemption, 17,658,153 and 20,358,153 shares at redemption value, respectively	176,581,526	27,000,000	(d	)	203,581,526
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—			—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 5,810,593 and 5,833,097 shares issued and outstanding (excluding 17,658,153 and 20,358,153 shares subject to possible redemption, respectively)	581	270	(a	)	583
		(270)	(d	)
		2	(e	)
Additional paid-in capital	5,005,400	26,999,730	(a	)	5,005,398
		540,000	(b	)
		(540,000)	(b	)
		(26,999,730)	(d	)
		(2)	(e	)
Accumulated deficit	(5,980)	—			(5,980)

Total Stockholders’ Equity	5,000,001	—			5,000,001

Total Liabilities and Stockholders’ Equity	$181,675,784	$26,935,257			$208,611,041

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Isleworth Healthcare Acquisition Corp. (the “Company”) as of March 1, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on March 2, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 18,000,000 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share and one-half of one redeemable warrant of the Company (the “Warrants”). Each Warrant entitles the holder thereof to purchase one share of common stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $180,000,000.

In connection with the IPO, the underwriters were granted a 30-day option from the date of the prospectus to purchase up to 2,700,000 additional units to cover over-allotment, if any. On March 2, 2021, the underwriters fully exercised the over-allotment option. The units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds of $27,000,000 to the Company.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $207,000,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$27,000,000
	Common stock		$270
	Additional paid-in capital		$26,999,730
	To record sale of 2,700,000 Over—allotment Units at $10.00 per Unit net of underwriter’s fees
(b)	Additional paid-in capital	$540,000
	Additional paid-in capital		$540,000
	To record sale of 540,000 Private Placement Warrants at $1.00 per Private Placement Warrant and underwriters’ fee
(c)	Promissory note	$64,743
	Due from Sponsor	185,257
	Cash		$250,000
	To record payment to sponsor
(d)	Common stock	$270
	Additional paid-in capital	$26,999,730
	Common stock subject to possible redemption		$27,000,000
	To record common stock out of permanent equity into mezzanine redeemable stock
(e)	Additional paid-in capital	$2
	Common stock		$2
	To record issuance of representative shares at par.